UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2026

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Leggett Road
Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, Leggett & Platt, Incorporated, a Missouri corporation (the “Company”) entered into an Agreement and Plan of Merger, dated April 13, 2026 (the “Merger Agreement”), by and among Somnigroup International Inc., a Delaware corporation (“Parent”), and Sparrow Unity Corporation, a Missouri corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger and as a direct, wholly owned subsidiary of Parent. On August 20, 2026, the Company held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals relating to the Merger Agreement. Such proposals are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 9, 2026.

As of the close of business on July 6, 2026, the record date for the Special Meeting (the “Record Date”), there were 136,578,715 shares of common stock, par value $0.01 per share, of the Company (“Company common stock”) outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of 109,747,006 shares of Company common stock, representing approximately 80.35% of the outstanding shares of Company common stock entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.

The number of votes cast for and against, as well as abstention votes, with respect to each proposal presented at the Special Meeting was as follows:

Proposal No. 1: Approval of the Merger Agreement

The Company’s shareholders approved the proposal to adopt the Merger Agreement and thereby approve the transactions contemplated by the Merger Agreement, including the Merger, as follows:

FOR	AGAINST	ABSTAIN
102,234,833	7,364,123	148,050

Proposal No. 2: Advisory Vote on Merger-Related Named Executive Officer Compensation

The Company’s shareholders approved, on a non-binding, advisory basis, certain compensation that will or may become payable to the Company’s named executive officers in connection with the Merger as follows:

FOR	AGAINST	ABSTAIN
100,258,757	8,988,480	499,769

Proposal No. 3: Adjournment of the Special Meeting

The Company’s shareholders approved the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies to adopt the Merger Agreement or to allow reasonable additional time for the filing and mailing of any required supplement or amendment to the proxy statement/prospectus, and the review of such materials by Company shareholders as follows:

FOR	AGAINST	ABSTAIN
98,103,626	10,909,534	733,846

However, because Proposal No. 1 to adopt the Merger Agreement was approved and no supplement or amendment to the proxy statement/prospectus was necessary, the adjournment of the Special Meeting was not necessary and, accordingly, the Special Meeting was not adjourned.

Item 7.01	Regulation FD Disclosure.

On August 20, 2026, the Company issued a press release announcing shareholder approval of the Merger Agreement and the transactions contemplated by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated August 20, 2026

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*	Denotes furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: August 21, 2026	By:	/s/ Jennifer J. Davis
Jennifer J. Davis
Executive Vice President – General Counsel

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